UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 28, 2014

ContraFect Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 28, 2014, ContraFect Corporation (the “Company”), in connection with the initial public offering of its units, which each consist of one share of common stock, one Class A warrant to purchase one share of common stock and one Class B warrant to purchase one-half share of common stock (the “Units”), entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters named therein (the “Representative”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Representative an aggregate of 6,000,000 Units at a price of $6.00 per Unit, less underwriting discounts and commissions and the underwriter’s expenses. In addition, the Representative was granted an option, exercisable within 45 days, to purchase up to an additional 900,000 Units on the same terms and conditions in the Underwriting Agreement to cover over-allotments, if any, and a warrant to purchase up to 180,000 shares of the Company’s common stock (or up to 207,000 shares of common stock in the case of exercise of the over-allotment option).

The Underwriting Agreement contains customary representations, warranties and agreements and indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the Company. Instead, investors and the public should look to the other disclosures contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Item 3.03	Material Modification to Rights of Security Holders

Amendment to Certificate of Incorporation

On August 1, 2014, the Company filed a revised amended and restated certificate of incorporation (the “Revised Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors and stockholders previously approved the Revised Certificate to become effective upon consummation of the Company’s initial public offering. A description of certain terms of the Revised Certificate is contained in the prospectus, dated July 28, 2014, filed by the Company pursuant to Rule 424(b) of the Securities Act on July 29, 2014. Such description does not purport to be complete and is qualified in its entirety by reference to the copy of the Revised Certificate that is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

The information set forth above under “Item 3.03 Material Modification to Rights of Security Holders” of this current report on Form 8-K is incorporated by reference into this item 5.03.

Item 8.01	Other Events

On July 29, 2014, the Company issued a press release announcing the pricing of its initial public offering. A copy of the press release is filed as Exhibit 99.1 hereto, which is incorporated by reference into this item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 28, 2014, between the Company and Maxim Group LLC

3.1	Revised amended and restated certificate of incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-195378) filed with the SEC on July 25, 2014)

99.1	Press release of the Company, dated July 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date: August 1, 2014	By:	/s/ Julia P. Gregory
		Name:	Julia P. Gregory
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 28, 2014, between the Company and Maxim Group LLC

3.1	Revised amended and restated certificate of incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-195378) filed with the SEC on July 25, 2014)

99.1	Press release of the Company, dated July 29, 2014